                                   EXHIBIT 1

                             JOINT FILING AGREEMENT

The undersigned hereby agree that this statement is filed on behalf of each of them.

DATED:   MARCH 2, 1998.

                                         PROFUTURES BRIDGE CAPITAL FUND, L.P.

                                         BY:      BRIDGE CAPITAL PARTNERS, INC.,
                                                  A GENERAL PARTNER


                                         BY: /s/ JAMES H. PERRY
                                             -----------------------------------
                                             JAMES H. PERRY, PRESIDENT


                                         BRIDGE CAPITAL PARTNERS, INC.


                                         BY: /s/ JAMES H. PERRY
                                             -----------------------------------
                                             JAMES H. PERRY, PRESIDENT


                                         PROFUTURES FUND MANAGEMENT, INC.


                                         BY: /s/ GARY D. HALBERT
                                             -----------------------------------
                                             GARY D. HALBERT, PRESIDENT


                                             /s/ JAMES H. PERRY
                                             -----------------------------------
                                             JAMES H. PERRY


                                             /s/ GARY D. HALBERT
                                             -----------------------------------
                                             GARY D. HALBERT





                                 Page 14 of 14